EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Industrial Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement No.'s 33-68376, 33-99852, 333-4160, 333-32033 and 333-53495, each on Form S-3, and in Registration Statement No.'s 33-68354, 333-27827 and 333-62653, each on Form S-8, and the use in Form 10-K of Industrial Holdings, Inc. of our report dated January 22, 1998, on the financial statements of WHIR Acquisition, Inc. dba Ameritech Manufacturing, Inc.

WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
March 29, 1999